Exhibit 10.1

2021 FORM OF TIME-BASED OP PROFITS UNIT AGREEMENT-CEO

AMERICOLD REALTY TRUST
2017 EQUITY INCENTIVE PLAN
Time-Based OP Profits Unit Agreement
This Time-Based OP Profits Unit Agreement (this “Agreement”) is made and entered into by and between Americold Realty Trust, a Maryland real estate investment trust (the “Company”), Americold Realty Operating Partnership, L.P. (the “Partnership”) and George Chappelle Jr. (the “Participant”).
Grant Date:             March 8, 2022
Number of OP Profits Units:         323,939

1.Grant of OP Profits Units.
1.1Pursuant to the Americold Realty Trust 2017 Equity Incentive Plan (the “Plan”) and the Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), the Company hereby grants to the Participant an “Other Equity-Based Award” under the Plan (the “Award”) and, as the General Partner of the Partnership, hereby causes the Partnership to issue to the Participant, the number of OP Profits Units (as defined in the Partnership Agreement) specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion set forth in this Agreement and in the Partnership Agreement. Upon acceptance of this Agreement, the Participant shall receive the number of OP Profits Units specified above, subject to the restrictions and conditions set forth in this Agreement, the Plan and the Partnership Agreement. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
1.2The Participant shall have no rights with respect to the Award unless he or she has accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement, attached hereto as Exhibit A, unless the Participant is already a Limited Partner (as defined in the Partnership Agreement). Upon execution of this Agreement by the Participant, the Partnership and the Company, the Partnership Agreement shall be amended to reflect the issuance to the Participant of the OP Profits Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to the OP Profits Units as set forth in the Partnership Agreement, subject, however, to the vesting restrictions and conditions specified in this Agreement.
2.Consideration. This Award of the OP Profits Units is made in consideration of the services to be rendered by the Participant to the Company or its Subsidiaries.
3.Vesting.
3.1Except as otherwise provided in this Agreement, provided that the Participant has not incurred a Termination of Service as of the applicable vesting date, the OP Profits Units will vest and no longer be subject to any restrictions in accordance with the following schedule:

Vesting Date	Number of OP Profits Units That Vest
March 8, 2023	33.33%
March 8, 2024	33.33%
March 8, 2025	33.34%
    Once vested, the OP Profits Units become “Vested OP Profits Units.”
3.2Except as provided in Sections 3.3, 3.4 and 3.5 of this Agreement, the foregoing vesting schedule notwithstanding, upon the Participant's Termination of Service for any reason at any time before all of his or her OP Profits Units have vested, the Participant's unvested OP Profits Units shall be automatically forfeited and neither the Company nor any Subsidiary shall have any further obligations to the Participant under this Agreement.
3.3 If the Participant’s Termination of Service occurs as a result of a Termination of Service by the Company without Cause or a Termination of Service by the Participant for Good Reason (as such term is defined in the Americold Logistics LLC Executive Severance Benefits Plan), any OP Profits Units which would have vested on the next scheduled vesting date (as provided in Section 3.1 above) following the Termination of Service date shall immediately become vested.
3.4If the Participant’s Termination of Service occurs as a result of Retirement (as defined below), the OP Profits Units shall remain outstanding and eligible to vest on the scheduled vesting date(s) (as provided in Section 3.1 above), following the Termination of Service Date, provided the Participant continues to comply with the terms of any confidentiality, non-solicitation and/or non-competition agreement with the Company or any of its Subsidiaries. Upon the breach by the Participant of the terms of any such agreement, the OP Profits Units shall be automatically forfeited and neither the Company nor any Subsidiary shall have any further obligations to the Participant under this Agreement.
3.5If, within the twenty-four (24) month period following a Change in Control (as such term is defined in the Americold Logistics LLC Executive Severance Benefits Plan), the Participant’s Termination of Service occurs as a result of a Termination of Service by the Company without Cause or a Termination of Service by the Participant for Good Reason, any OP Profits Units which remain unvested at the time of such Termination of Service shall immediately become vested.
3.6For purposes of this Section 3, “Retirement” with respect to a Participant means his or her election to effect a Termination of Service in connection with his retirement from continued employment and the Participant has attained the age of 65, or he has continued to serve as CEO until such time as the Board has appointed a CEO to replace him. In each case, provided that no facts, circumstances or events exist which would give the Company a basis to effect a Termination of Service for Cause.
3.7 If the Participant’s Termination of Service occurs as a result of Participant’s death or Disability (as defined below), then, upon such Termination of Service, any non-vested portion of this Award which is subject solely to time based vesting shall become fully vested, provided the Participant (or Participant’s estate, if applicable) executes and delivers a general release of claims in favor of the Company in a form satisfactory to the Company and such release becomes effective and non-revocable prior to the 90th day following the Participant’s Termination of Service date. For purposes of this paragraph only, “Disability” shall have the meaning given such term by Section 409A of Code, which generally provides that “Disability” of a Participant means either (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the employees of the Company, provided, however, that nothing contained herein shall be construed as permitting a violation of the Americans with Disabilities Act or similar law prohibiting discrimination on the basis of a disability.
4.Conversion of OP Profits Units; Distributions. Subject to the terms of the Partnership Agreement, the Participant may elect to convert Vested OP Profits Units into Common Units (as defined in the Partnership Agreement). Distributions, if any, on the OP Profits Units shall be paid currently to the Participant in accordance with the terms of the Partnership Agreement.
5.Restrictions on Transfer. Subject to any exceptions set forth in this Agreement, the Plan or the Partnership Agreement, the OP Profits Units may not be exchanged, assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to exchange, assign, alienate, pledge, attach, sell or otherwise transfer or encumber the OP Profits Units shall be wholly ineffective and, if any such attempt is made, such OP Profits Units will be forfeited by the Participant and all of the Participant's rights to such interests shall immediately terminate without any payment or consideration by the Partnership or the Company.
6.Section 83(b) Election. The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the OP Profits Units substantially in the form attached hereto as Exhibit B within thirty (30) days following the Grant Date, and to provide a copy of such election to the Partnership and the Company.
7.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Trustee of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's employment at any time for any reason.
8.Withholding and Taxes. No later than the date as of which an amount first becomes includable in gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award granted hereunder or any distributions related to the OP Profits Units, the Participant will pay to the Company or the Partnership or make arrangements satisfactory to the Company and the Partnership regarding payment of any federal, state or local taxes of any kind that are required to be withheld with respect to such amount. The obligations of the Company and the Partnership under the Award will be conditional on such payments or arrangements, and the Company and the Partnership shall to the extent permitted by law have the right to deduct any such taxes from any payment otherwise due to the Participant. The Participant shall be responsible for all taxes with respect to the Award. The Company and the Partnership make no guarantees regarding the tax treatment of the Award.
9. THIS SECTION INTENTIONALLY LEFT BLANK.
10.Clawback Policy. This Award shall be subject to the terms and conditions of the Company’s Incentive Based Compensation Recoupment Policy adopted effective January 23, 2018, a copy of which has been provided to the Participant and which is incorporated herein by reference. This Award is also subject to the requirements of any applicable law, government regulation, or stock exchange listing requirement with respect to the recovery of incentive compensation.
11.Investment Representations; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties were false when made or have, as a result of changed circumstances, become false. The Partnership will have no obligation to register under the Securities Act of 1933, as amended, any of the OP Profits Units or upon conversion or exchange of the OP Profits Units into Common Units or Shares of the Company.
12.Status of OP Profits Units under the Plan. The OP Profits Units are issued both as equity securities of the Partnership and granted as an award under the Plan. If a Participant exercises his or her Exchange Right (as defined in the Partnership Agreement), then the Company will have the right at its option, set forth in the Partnership Agreement, to issue Shares of the Company in exchange for Common Units into which OP Profits Units may be converted pursuant to the Partnership Agreement, and such Shares, if issued, will be issued under the Plan. The Participant acknowledges that he or she will have no right to approve or disapprove such election to issue Shares by the Company.
13.Compliance with Law. This Award and any conversion or exchange of OP Profits Units into Common Units or Shares of the Company shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed.
14.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.
15.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Georgia without regard to conflict of law principles.
16.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
17.Award Subject to the Plan. This Agreement and the Award is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Partnership or the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the OP Profits Units may be transferred by will or the laws of descent or distribution.

19.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
20.Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the OP Profits Units in this Agreement does not create any contractual right or other right to receive any OP Profits Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company or its Subsidiaries.
21.Amendment. The Committee has the right to amend, suspend or terminate the Award; provided, that, no such amendment shall materially impair the previously accrued rights of the Participant under this Agreement without the Participant's consent, subject to the provisions of Section 21 of the Plan.
22.Code Section 409A. This Agreement is intended to comply with Code Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.
23.No Impact on Other Benefits. The value of the Participant's OP Profits Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
24. Electronic Delivery and Signature. Participant consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of any Plan documents (including documents relating to any award or grant made under this Agreement) which comply with applicable laws, Participant consents to such procedures and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature. Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan or this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement by means of the electronic delivery and acceptance procedures established by the Company. The Participant has read and understands the terms and provisions thereof including the Exhibits and accepts OP Profits Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the OP Profits Units, payment or disposition, and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition. The Company agrees to this Agreement.

Exhibit A

JOINDER TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

Reference is made to that certain Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., dated July 1, 2019 (as amended, the “Partnership Agreement”). Unless otherwise indicated, all capitalized terms used in this joinder and not otherwise defined herein shall have the same meanings as in the Partnership Agreement.

In consideration of the premises and the mutual agreements and covenants set forth in the Partnership Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the undersigned hereby joins the Partnership Agreement for all purposes stated therein as a Limited Partner.

The undersigned hereby acknowledges receipt of this Joinder by means of the electronic delivery and electronic acceptance procedures established by the Company.

Name of Limited Partner (Please type or print):
________________________________________

Electronic Acceptance By:
Name:
Title:
Date:

Exhibit B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE\

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Code of 1986, as amended, to include in gross income as compensation for services the fair market value of the property described below:
1.The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
Name:    ___________________ (the “Taxpayer”)
Address:
Taxpayer’s Social Security No.:
Taxable Year: Calendar Year [•]
2.Description of property with respect to which the election is being made:
The election is being made with respect to [ ] OP Profits Units in Americold Realty Operating Partnership, L.P. (the “Partnership”).
3.The date on which the OP Profits Units were transferred is [ ]
4.Nature of restrictions to which the OP Profits Units are subject:
(a)With limited exceptions, until the OP Profits Units vest, the Taxpayer may not transfer in any manner any portion of the OP Profits Units.
(b)The Taxpayer’s OP Profits Units are subject to time vesting conditions. Unvested OP Profits Units are forfeited, as set forth in Section 3 of the Agreement.
5.The fair market value at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in § 1.83-3(h) of the Income Tax Regulations) of the OP Profits Units with respect to which this election is being made is $0.00.
6.The amount paid by the Taxpayer for the OP Profits Units was $0.00.

7.A copy of this statement has been furnished to the Partnership and to its general partner, Americold Realty Trust. The undersigned is the person performing services in connection with which the OP Profits Units were transferred.
Dated:_________________    Name:__________________

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Exhibit C

Participant’s Covenants, Representations and Warranties

The Participant hereby represents, warrants and covenants as follows:
(a)The Participant has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Company’s Annual Report on Form 10-K for the fiscal year most recently ended;
(ii)The Company’s Quarterly Report on Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (i) above;
(iii)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(iv)The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(v)The Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., as then amended;
(vi)The Company’s 2017 Equity Incentive Plan; and
(vii)The Company’s Amended and Restated Declaration of Trust, as then amended.
    The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of OP Profits Units shall not constitute an offer of OP Profits Units until such determination of suitability shall be made.
(b)The Participant hereby represents and warrants that
(i)The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to this Award of OP Profits Units, the potential conversion of OP Profits Units into common units of the Partnership (“Partnership Units”) and the potential redemption of such Partnership Units for Shares of the Company, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of OP Profits Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business
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or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of OP Profits Units, and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the OP Profits Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of OP Profits Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the OP Profits Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of OP Profits Units.
(iii)The OP Profits Units to be issued, the Partnership Units issuable upon conversion of the OP Profits Units and any Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the OP Profits Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her OP Profits Units, Partnership Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)The Participant acknowledges that (A) neither the OP Profits Units to be issued, nor the Partnership Units issuable upon conversion of the OP Profits Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such OP Profits Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such OP Profits Units, or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such OP Profits Units and Partnership Units and (E) neither the Partnership nor the Company has any obligation or intention to register such OP Profits Units or the Partnership Units issuable upon conversion of the OP Profits Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws except, that, upon the redemption of the Partnership Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the
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Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company maintains an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such OP Profits Units acquired hereby and the Partnership Units issuable upon conversion of the OP Profits Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the OP Profits Units acquired hereby and the Partnership Units issuable upon conversion of the OP Profits Units for an indefinite period of time.
(v)The Participant has determined that the OP Profits Units are a suitable investment for the Participant.
(vi)No representation or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the OP Profits Units except the information specified in this Paragraph (b).
(c)So long as the Participant holds any OP Profits Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to the Participant’s ownership of OP Profits Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.

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